UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2016

Live Ventures Incorporated

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-939-0231

____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 21, 2016, Live Ventures Incorporated (the “Company”) held its Annual Meeting of Stockholders to vote on the following matters:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2017, in accordance with the voting results listed below.

Votes

Nominee Name	Votes For	Votes Withheld	Abstentions and Broker Non-Votes
Richard D. Butler, Jr.	7,942,743	35,492	5,115,462
Dennis (De) Gao	7,897,483	80,752	5,115,462
Jon Isaac	7,962,100	16,135	5,115,462
Tony Isaac	7,976,723	1,512	5,115,462
Tyler Sickmeyer	7,898,388	79,847	5,115,462

2. Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers

Stockholders approved, on an advisory basis, the compensation of our named executive officers in accordance with the voting results listed below.

Votes
For	Against	Abstain	Broker Non-Votes
7,716,846	194,536	66,853	5,115,462

3. Ratification of the Company’s Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Anton & Chia, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016, in accordance with the voting results listed below.

Votes
For	Against	Abstain	Broker Non-Votes
12,876,466	71,216	146,015	-0-

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2016

Live Ventures Incorporated

By: /s/ Jon Isaac
       Name: Jon Isaac
       Title: Chief Executive Officer and President

3